(DRAFT)


                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

                                    BETWEEN

                         LIFE CRITICAL CARE CORPORATION

                                      AND

                    MANUFACTURERS AND TRADERS TRUST COMPANY



                            Dated as of ______, 1996



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                               TABLE OF CONTENTS


SECTION 1 DEFINITIONS

         1.1      Defined Terms.....................................
         1.2      UCC Definitions...................................
         1.3      Other Definitional Provisions.....................

SECTION 2 AMOUNT AND TERM OF THE CREDIT.............................

         2.1      Revolving Credit..................................
         2.2      Term Loan.........................................
         2.3      Interest and Pricing..............................
         2.4      Prepayment........................................
         2.5      Special Provisions Governing LIBOR Rate
                     Loans..........................................
         2.6      Required Termination and Repayment of LIBOR
                     Rate Loans.....................................
         2.7      Taxes.............................................
         2.8      Fees..............................................
         2.9      Method of Payment.................................
         2.10     Use of Proceeds...................................

SECTION 3 - REPRESENTATION AND WARRANTIES

         3.1      Financial Condition...............................
         3.2      No Change.........................................
         3.3      Corporate Existence; Compliance with Law
         3.4      Corporate Power; Authorization; Enforceable
                     Obligations....................................
         3.5      No Legal Bar......................................
         3.6      No Material Litigation............................
         3.7      No Default........................................
         3.8      Ownership of Property; Liens......................
         3.9      No burdensome Restrictions........................
         3.10     Taxes.............................................
         3.11     Federal Regulations...............................
         3.12     Investment Company Act............................
         3.13     Environmental Matters.............................
         3.14     ERISA.............................................
         3.15     Acquisition Agreements............................
         3.16     Acquisitions......................................
         3.17     Collateral Locations..............................
         3.18     Licenses and Permits..............................
         3.19     Initial Public Offering...........................
         3.20     Registration Statement............................
         3.21     Subsidiaries......................................
         3.22     Pre-existing Indebtedness.........................

SECTION 4 - CONDITIONS PRECEDENT

         4.1      Conditions to Extension of Credit.................


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         4.2      Conditions to Subsequent Extension of Credit......


SECTION 5 - AFFIRMATIVE COVENANTS

         5.1      Financial Statements..............................
         5.2      Certificates; Other Information...................
         5.3      Payment of Obligations............................
         5.4      Conduct of Business and Maintenance of Existence..
         5.5      Inspection of Property; Books and Records;
                    Discussions.....................................
         5.6      Notices...........................................
         5.7      Motor Vehicle Titles..............................
         5.8      Corporate Standing................................
         5.9      Discharge of Obligations..........................
         5.10     Insurance.........................................
         5.11     Fair Labor Standards Act..........................
         5.12     Guarantees By Subsidiaries and Affiliates ........

SECTION 6 - NEGATIVE COVENANTS

         6.1      Indebtedness......................................
         6.2      Limitation on Liens...............................
         6.3      Financial Condition...............................
         6.4      Limitation on Contingent Obligations..............
         6.5      Prohibition of Fundamental Changes................
         6.6      Prohibition of Sale of Assets.....................
         6.7      Loans, Advances and Investments...................
         6.8      Compliance with ERISA.............................
         6.9      Capital Expenditures..............................
         6.10     Lease Obligations.................................
         6.11     Dividends.........................................
         6.12     Subsidiaries and Affiliates.......................
         6.13     Ownership Interests...............................
         6.14     Compensation......................................
         6.15     Affiliate Transactions............................

SECTION 7 - EVENTS OF DEFAULT

         7.1      Events of Default.................................
         7.2      Effect of Event of Default........................

SECTION 8 - MISCELLANEOUS

         8.1      Increased Costs/Capital Adequacy..................
         8.2      Amendments, Waivers and Consents..................
         8.3      Notices...........................................
         8.4      No Waiver; Cumulative Remedies....................
         8.5      Survival of Representations and Warranties........
         8.6      Payment of Expenses and Taxes; Indemnity..........
         8.7      Successors and Assigns............................
         8.8      Counterparts......................................
         8.9      Governing Law.....................................
         8.10     Inconsistent Provisions...........................
         8.11     Further Assurances................................
         8.12     Waiver of Jury Trial..............................


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         8.13     Consent to Jurisdiction...........................
         8.14     Headings..........................................

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                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

         AGREEMENT dated as of ____________, 1996 by and between Life Critical Care Corporation, a Delaware corporation, having its principal office at 37885 Green Street, New Baltimore, Michigan 48047 (the `Borrower') and MANUFACTURES AND TRADERS TRUST COMPANY, a New York banking corporation having its principal office at One M&T Plaza, Buffalo, New York 14203 ("Bank").

         WHEREAS, pursuant to an Asset Purchase Agreement dated as of March 1, 1996, as amended, the Borrower is acquiring substantially all of the assets of ABC Medical Supply, Inc. (the "ABC Acquisition"); and

         WHEREAS, pursuant to an Asset Purchase Agreement dated as of January 22, 1996, as amended, the Borrower is acquiring substantially all of the assets of Blue Water Medical Supply, Inc. (the "Blue Water Acquisition"); and

         WHEREAS, pursuant to an Asset Purchase Agreement dated as of March 1, 1996, as amended, the Borrower is acquiring substantially all of the assets of Great Lakes Home Medical Supply, Inc. (the "Great Lakes Acquisition"); and

         WHEREAS,   in  connection  with  the  Acquisitions,   the  Borrower  is
simultaneously making an initial public offering of its capital stock; and

         WHEREAS, in order to repay certain existing debt, to partially fund the Acquisitions and to provide general working capital to the Borrower thereafter, the Borrower has requested the Bank to make available a term loan in the amount of six million dollars ($6,000,000) and a revolving credit facility in an aggregate amount of four million dollars ($4,000,000); and

         WHEREAS, the Bank, subject to the terms and conditions of this Agreement, is willing to make available to the Borrower the requested term loan and revolving credit facility.

         NOW, THEREFORE, the Borrower and the Bank agree as follows:


                             SECTION 1 DEFINITIONS

         1.1 Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings:

                  "Affiliate": any Person (i) which directly or indirectly controls, or is controlled by, or is under common control with the Borrower, or (ii) forty (40) percent or more of the voting stock of which is directly or indirectly beneficially owned or held by the Borrower, any current shareholder of the Borrower or any member of such shareholder's immediate family. The term "control" means the possession of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Acquisitions": the collective reference to the ABC Acquisition, Blue Water Acquisition and Great Lakes Acquisition.

                  "Acquisition Agreements": the collective reference to the asset purchase agreements for the Acquisitions.

                  "Agreement": this Revolving Credit and Term Loan Agreement, as supplemented, amended or modified from time to time.

                  "Audited Statements":  see Subsection 4.1.

                  "Authorized Officers": shall mean __________ of the Borrower.

                  "Bank":  Manufacturers and Traders Trust Company.

                  "Borrower": Life Critical Care Corporation., a Delaware corporation.

                  "Business Day": (a) for all purposes other than as covered by clause (b) below, any day excluding Saturday, Sunday and any day on which Bank is authorized by law or other governmental action to close and (b) with respect to all notices and determinations in connection with LIBOR, any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in U.S. dollar deposits in the London interbank market.

                  "Capitalized Lease": any lease the obligations under which have been, or in accordance with GAAP are required to be, recorded on the books of the Borrower as a capital lease liability.

                  "Change in Control": (a) the acquisition after the date hereof by any Person or Persons (other than the officers and directors referred to in clause (b) of this subparagraph and their respective spouses and children) acting in concert of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended, or any successor, replacement or analogous rule or provision of law) of 20% or more of the outstanding shares of the Borrower's voting stock or (b) the officers and directors of the Borrower that, collectively, on the date hereof, own in

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excess of 80% of the outstanding  shares of the  Borrower's  voting stock, shall cease to own in excess of 80% of the outstanding shares of the Borrower's voting stock (for the purposes of this clause (b), voting stock owned by the respective spouses and children of such officers and directors shall be deemed to be owned by such officers and directors).

                  "Code": the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

                  "Collateral": means all property which is subject or is to be subject to the Lien granted by the Collateral Documents.

                  "Collateral  Documents":   the  collective  reference  to  the
Mezzanine  Loan  Agreements,  the Security  Agreement,   the  Shareholders
Pledge  Agreement,   the  Subordination  and  Pledge  Agreement  and  the
Environmental Indemnification Agreement.

                  "Consolidated" or "Consolidated Basis": the consolidation of the accounts of the Borrower and its Subsidiaries in accordance with GAAP, including principles of consolidation, consistent with those applied in the preparation of the consolidated audited financial statements.

                  "Contingent Obligation": as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which such Person is or purports to be a party or by which it or any of its property is or purports to be bound.

                   "Credit": all extensions of credit set forth in Section 2 of this Agreement.

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                   "Debt  Service  Coverage  Ratio":  means  for any  Fiscal
Year or four  (4)  consecutive  Fiscal Quarters, the ratio of:

                   (a) the sum for such Fiscal Year or four (4) Fiscal Quarters, as the case may be, of Net Income to
                                       --

                   (b) aggregate current maturities of long-term debt of the Borrower.

                   "Default": any Event of Default or any condition or event which, after notice or lapse of time, or both, would become an Event of Default.

                   "ERISA": the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

                   "Event of Default": any of the events described in Subsection 7.1.

                   "Fiscal Quarter":  any quarter of a Fiscal Year.

                   "Fiscal Year": any period of twelve consecutive calendar months ending on the last day of December.

                   "GAAP": the generally accepted accounting principles applied in the preparation of the audited financial statements of the Borrower as (a) shall be consistent with the then-effective principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors and successors (other than any changes resulting from the implementation of F.A.S.B. 96) and (b) shall be concurred in by the independent certified public accountants certifying any financial statements of the Borrower.

                   "Governmental Authority": any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing.

                   "Indebtedness": of any Person, at a particular time, means all items which, in conformity with GAAP, would be classified as liabilities on a balance sheet of such Person as at such time and which constitute (a) indebtedness for borrowed money or the deferred purchase price of property (including, without limitation, all notes payable and drafts accepted representing extensions of credit and all obligations evidenced by bonds, debentures, notes or other similar instruments, but excluding trade payables incurred in the ordinary course of business payable within ninety days of the date thereof), (b) obligations with respect to any conditional sale agreement or title retention agreement,
(c) indebtedness arising under acceptance facilities, in connection with surety or other similar bonds, and the outstanding amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (d) all liabilities secured by any security interest in any property owned by such Person even though it has not assumed or otherwise become liable for the payment thereof, (e) obligations under Capitalized Leases, (f) obligations with respect to interest rate protection agreements, and (g) any asserted withdrawal liability of such Person or a commonly controlled entity to a Multi-employer Plan.

                  "Independent Public Accountant": refers to Ernst & Young LLP or any other public accounting firm selected by the Borrower and consented to by the Bank, such consent not to be unreasonably withheld.

                  "Initial Public Offering": The offering for public sale of 2,000,000 shares of the Borrower's common stock pursuant to the terms of the Borrower's Registration Statement as filed with the Securities and Exchange Commission on October 24, 1996, as amended from time to time.

                  "Interest Expense": means, for any period, the sum of the aggregate interest expense of the Borrower for such period in respect of Indebtedness of the Borrower, as determined in accordance with GAAP.

                  "Interim Statements":  see Subsection 4.1.

                  "Investments":  see Subsection 6.7.

                  "LIBOR": the reserve adjusted interest rate per annum determined by Bank, applicable to any selected LIBOR Rate Period, equal to
(a) the average rate per annum which the offices of various leading banks located in London, England offer for deposits in U.S. Dollars in the London Interbank Eurodollar Market at approximately 10:00 a.m. (London time) on a LIBOR Interest Determination Date in an amount approximately equal to the amount of the applicable LIBOR Rate Loan; plus (b) the applicable LIBOR Increment.

                  "LIBOR Increment ": with respect to (a) the Revolving Credit Loan, 250 basis points and (b) the Term Loan, 275 basis points.

                  "LIBOR Interest Determination Date": a Business Day which is two (2) Business Days prior to the commencement of each LIBOR Rate Period during which the LIBOR rate will be applicable.

                  "LIBOR Lending Office": the office of Bank (as designated from time to time by Bank), whether or not outside the United States, which shall be making or maintaining LIBOR Rate Loans of Bank hereunder.

                   "LIBOR Rate Loan": that portion of principal of the Revolving Credit Loan and/or Term Loan Note from time to time unpaid and bearing interest at the LIBOR.

                   "LIBOR Rate Period": the one (1) month, two (2) months, three (3) months or six (6) months period selected by the Borrower pursuant to Section 2.3 of this Agreement on which the LIBOR is in effect for a LIBOR Rate Loan, but in no event may a LIBOR Rate Period extend beyond the Maturity Date.

                  "Licenses":  see Subsection 3.18.

                  "Lien":   any  mortgage,   security  interest,   pledge,
hypothecation,   assignment,   deposit arrangement,  encumbrance,  lien
(statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction other than any financing statement filed in connection with consignments or leases not intended as security).

                  "Loan" or "Loans": individually and collectively any amount of the Revolving Credit Loan and the Term Loan bearing interest as a Prime Rate Loan or a LIBOR Rate Loan.

                  "Loan Documents": the collective reference to this Agreement, the Revolving Credit Note, the Term Loan Note and the Collateral Documents.

                  "Maturity Date":  see Subsection 2.2.

                  "Mezzanine Loan": the six year term loan, in the principal amount of $2,000,000, made by the Bank to the Borrower pursuant to the Mezzanine Loan Agreement.

                  "Mezzanine Loan Agreements": The collective reference to the Mezzanine Agreement, Mezzanine Loan Note and ancillary documents all dated the date hereof pursuant to which the Bank is making the Mezzanine Loan to the Borrower.

                  "Mezzanine Loan Note ": The Mezzanine Loan Note as defined in the Mezzanine Loan Agreement.

                  "Multi-employer Plan": has the meaning assigned to such term under section 3(37) of ERISA.

                  "Net Income": means, with respect to any period, all amounts which, in conformity with GAAP, would be included under net income on an income statement of the Borrower for such period.

                  "Note" or "Notes": The Revolving Credit Note and/or the Term Loan Note.

                  "Obligations":  see Subsection 7.1 (e).


                  "PBGC": the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

                  "Person": any natural person, corporation, firm, trust, partnership, business trust, joint venture, association, government, governmental agency or authority, or any other entity, whether acting in an individual, fiduciary, or other capacity.

                  "Plan": a "pension plan" as such term is defined in ERISA, which is subject to Title IV of ERISA (other than a Multi-employer Plan) and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a controlled group of corporations or a controlled group of trades or businesses (as described in sections 414(b) and 414(c), respectively, of the Code or section 4001 of ERISA) may have any liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being--deemed to be a contributing sponsor under section 4069 of ERISA.

                  "Preexisting Loans": loans in the aggregate principal amount of $_____________ , together with accrued interest thereon, made to the Borrower by Morgenthau Bridge Investment LP, Morgenthau Bridge Loan LLC, certain investors, and the Morgenthau Bridge Funds.

                  "Prime Rate": the rate of interest publicly announced by Bank from time to time as its prime rate and is a base rate for calculating interest on certain loans. The Prime Rate may or may not be the most favorable rate charged by Bank to its customers from time to time.

                  "Prime Rate Loan": that portion of principal of the Revolving Credit Loan and/or Term Loan Note from time to time unpaid and bearing interest at the Prime Rate.

                  "Prime Rate  Option":  the "Prime  Rate  Option" as defined in
Section 2.3.

                  "Principal Office": refers to the Bank's office at One M&T Plaza, Buffalo, New York 14203.

                  "Rate Conversion Date": the date a Loan is continued as, or converted to a Prime Rate Loan or a LIBOR Rate Loan pursuant to Subsection 2.3(d).

                  "Rate Option": the choice of applicable interest rates and LIBOR Rate Periods offered to the Borrower pursuant to Section 2.3 of this Agreement.

                  "Registration Statement": see Section 3.19.

                  "Reportable Event": any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder.

                  "Requirement of Law": with respect to any matter or Person means any law, rule, regulation, order, decree or other requirement having the force of law relating to such matter or Person, and, where applicable, any interpretation thereof by any authority having jurisdiction with respect thereto or charged with the administration thereof.

                  "Revolving Credit Termination Date":                 , 1999.

                  "Security Agreement":  see Subsection 5.1(c).

                  "Security Interest":  see Subsection 5.1(c).

                  "Sellers": the collective reference to ABC Medical Supply, Inc. Blue Water Medical Supply, Inc. and Great Lakes Home Medical, Inc.

                  "Subordinated Debt": any unsecured Indebtedness of the Borrower, the payment of the principal of and interest (including post-petition interest) on which is subordinated, on terms and conditions acceptable to the Bank, to the prior payment in full of all Indebtedness and other obligations of the Borrower to the Bank arising under this Agreement and the Collateral Documents.

                  "Subsidiary": any corporation, limited liability company, partnership, joint venture or other entity of which at least 50% of the voting stock or other applicable ownership interest is owned by the Borrower, directly or indirectly, including through one or more Subsidiaries.

                  "Tangible Net Worth": at any time, all amounts which, in accordance with GAAP, would be included under shareholders' equity on a balance sheet of the Borrower at such time, excluding, however, any amounts representing assets which would be classified as intangible assets in accordance with GAAP.

                  "Term Loan":  see Subsection 2.1.

                  "Term Loan Note":  see Subsection 2.3.

                  "Total Liabilities": at any time, all amounts which, in accordance with GAAP, would be included as liabilities on a balance sheet of the Borrower at such time.

                  "Total Senior Liabilities": at any time, all amounts which in accordance with GAAP, would be included as liabilities on a balance sheet of the Borrower other than Subordinated Debt at such time.

         1.2 UCC Definitions. Unless otherwise defined in Section 1.1 or elsewhere in this Agreement, capitalized words shall have the meanings set forth in the New York Uniform Commercial Code as in effect on the date of this Agreement.

         1.3  Other Definitional Provisions.

         (a) All terms defined in this Agreement shall have the defined meanings when used in the Term Loan Note and the Collateral Documents or any certificate or other document made or delivered pursuant hereto.

         (b) As used herein and in the Term Loan Note, and any certificate or other document made or delivered pursuant hereto, accounting terms not defined in Subsection 1.1, and accounting terms partly defined in Subsection 1.1 to the extent not defined, shall have the respective meanings given to them under GAAP.

         (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

         (d) The definitions of all terms defined in this Agreement shall be equally applicable to both the singular and plural forms of the terms defined.

                    SECTION 2 AMOUNT AND TERMS OF THE CREDIT


         2.1      Revolving Credit.

                  (a) Amounts to be Loaned. Subject to the terms and conditions of this Agreement and relying upon the representations and warranties herein set forth, the Bank agrees to make loans (individually, a "Revolving Credit Loan" and collectively, the "Revolving Credit Loans") to the Borrower from time to time during the period from the date of this Agreement up to but not including the Revolving Credit Termination Date in an aggregate principal amount which does not exceed Four Million Dollars ($4,000,000) ("Revolving Credit").

                  (b) Commitment. The obligation of the Bank to make Revolving Credit Loans hereunder is hereinafter referred to as the "Commitment". Each Revolving Credit Loan which does not utilize the Commitment in full shall be in an amount of not less than One Hundred Thousand Dollars ($100,000) and, if in an amount greater than One Hundred Thousand Dollars ($100,000), shall be in whole multiples of Ten Thousand Dollars ($10,000).

                  (c) Credit Termination. Within the limits of the Commitment and subject to the terms of this Agreement, the Borrower may borrow, prepay pursuant to Subsection 2.4, and reborrow under this Subsection 2.1; provided, however, no further Revolving Credit Loans shall be made on or after the Revolving Credit Termination Date, at which time the Revolving Credit must be paid in full.

                  (d) Revolving Credit Note. All Revolving Credit Loans made by the Bank under this Agreement shall be evidenced by, and repaid with interest in accordance with, a single promissory note of the Borrower, in substantially the form of Exhibit A annexed hereto and made a part hereof ("Revolving Credit Note") with blanks appropriately completed.

                  The Bank is hereby authorized by the Borrower to endorse on the schedule attached to the Revolving Credit Note or any continuation thereof (the "Schedule") the date and amount of each Revolving Credit Loan, the Rate Option applicable to such loan, the applicable interest periods, each payment or prepayment received by the Bank on account of the Revolving Credit Loans, and the outstanding principal balance of the aggregate of the Revolving Credit Loans. The Bank's endorsements shall, in the absence of manifest error, be conclusive as to the outstanding balance of the Revolving Credit Loans made by the Bank; provided, however, that the failure to make such notation with respect to any Revolving Credit Loan or payment shall not limit or otherwise affect the obligations of the Borrower under this Agreement or the Revolving Credit Note.

                  (e) Notice and Manner of Borrowing. The Borrower shall give the Bank prior notice of any requested Revolving Credit Loan under this Agreement, specifying the amount of such loan to be advanced on a designated date (the "Borrowing Date"), which shall be a Business Day.

                       (i) Prime Rate Loan. In the case of a Prime Rate Loan, such notice shall be given not later than 1:00 p.m. (New York time) on the Business Day on which the Advance is to be funded.

                       (ii) Libor Rate Loan. In the case of a Libor Rate Loan, such notice shall be given not later than 12:00 Noon (New York time) two (2) Business Days prior to the proposed commencement date of a LIBOR Rate Period.

                       (iii) Form of Notice. Such notice shall be in writing or by telephone, thereafter confirmed in writing, and shall be a form acceptable to the Bank and shall be executed by an Authorized Officer.

                       (iv) Availability of Funds. On the Borrowing Date or as early as practically possible thereafter, and upon fulfillment of any applicable conditions set forth in this Agreement, the Bank will make such Revolving Credit Loan available to the Borrower in immediately available funds by crediting the amount thereof to the Borrower's account with the Bank.

                       (v) No Liability for Good Faith Action. Bank shall not incur any liability to the Borrower in (i) acting upon any notice referred to above or upon any telephonic notice which Bank believes in good faith to have been given by an Authorized officer or other person authorized to borrow on behalf of the Company or (ii) for otherwise acting in good faith.

         2.2      Term Loan.

                  (a) Amount. Subject to the terms and conditions of this Agreement, and relying upon the representations and warranties herein set forth, the Bank agrees to make a loan (the "Term Loan") to the Borrower on the date of this Agreement in a principal amount of Six Million Dollars ($6,000,000).

                  (b) Term Loan Note. The Term Loan shall be evidenced by, and repaid with interest in accordance with, a single promissory note (the "Term Loan Note") of the Borrower in substantially the form of Exhibit B attached hereto and made a part hereof, duly completed and with blanks appropriately filled in. The Term Loan Note shall be dated as of the date of this Agreement and the principal amount of the Term Loan Note will be repaid with interest payments only for six (6) months from the date of this Agreement and then in sixty-six (66) equal and consecutive monthly installments of $90,909.09 each commencing 1997 with subsequent installments being due on the first day of each calendar month thereafter to and including (the "Maturity Date").

         2.3 Interest and Pricing. The entire principal balance of the Revolving Credit Note and Term Loan Note shall each bear interest until maturity (whether by acceleration or otherwise) at the Prime Rate Option or the LIBOR Rate Option as hereinafter provided:

                  (a) Prime Rate Option. Unless the Libor Rate Option is validly selected and in effect pursuant to this Agreement with respect to the Revolving Credit Note or the Term Loan Note, as the case may be, (i) the entire unpaid principal balance of the Revolving Credit Note shall bear interest at a per annum rate equal to the Prime Rate plus 1/2% and (ii) the entire unpaid principal balance of the Term Loan Note shall bear interest at a per annum rate equal to the Prime Rate plus 3/4%. The rate of interest on all Prime Rate Loans shall change simultaneously with each change in the Prime Rate.

                  (b) LIBOR Rate Option.  Subject to the  provisions of Sections
2.5 and 2.6, the Borrower may elect to have all or part of the unpaid principal balance of the Revolving Credit Note and/or Term Loan Note made as a LIBOR Rate Loan for a LIBOR Rate Period provided the amount of such LIBOR Rate Loan is not less than $250,000 and for amounts greater than $50,000, in whole multiples of $50,000 ("LIBOR Rate Option").

                  (c) Rate Conversions and Continuations. The Borrower may elect to convert any portion of (i) a Prime Rate Loan to a LIBOR Rate Loan or (ii) a LIBOR Rate Loan to a Prime Rate Loan by giving irrevocable notice of such election to Bank by 12:00 noon (New York time) at least two (2) Business Days prior to the requested Rate Conversion Date and, in the case of any LIBOR Rate Loan, such conversion or continuation shall take place on the last day of the applicable LIBOR Rate Period with respect to the Loan being so converted or continued. Each such request to convert or continue shall include the Rate Option selected, the requested Rate Conversion Date (which shall be a Business
Day) and the amount to be converted or continued (which shall be in a principal amount of $250,000.00 or more and in whole multiples of $50,000.00 in the case of conversion to or continuation as a LIBOR Rate Loan). If no Default or Event of Default has occurred and is continuing at such time, such conversion or continuation shall be made on the requested Rate Conversion Date, subject to the limitations set forth in this Agreement.

         Bank shall not incur any liability to the Borrower in acting upon any telephonic notice which Bank believes to have been given by an Authorized Officer or other person duly authorized to act on behalf of the Borrower or for otherwise acting under this Section 2.3.

                  (d) Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year for the actual number of days elapsed, which will result in a higher effective annual rate. Interest on the Revolving Credit Note shall be payable monthly on the first day of each month and on the Revolving Credit Termination Date. Interest on the Term Loan Note shall be payable monthly on the first day of each month during the term of the Term Loan Note, commencing the month following the date of this Agreement, and on the date the Term Loan Note is paid in full. In the case of LIBOR Rate Loans, interest shall also be payable on the last day of each applicable LIBOR Rate Period, if earlier, and on any Rate Conversion Date.

                  (e) Default Rate. After maturity of any Loan, whether by acceleration or otherwise, the Borrower shall pay interest at a per annum rate equal to four percent (4%) plus the interest rate otherwise in effect thereon. After maturity, interest shall be payable on demand. In no event shall the rate of interest exceed the maximum rate permitted by applicable law. If the Borrower pays interest in excess of the amount permitted by applicable law, such excess shall be applied, first, in reduction of the principal balance of the Term Loan Note or the Revolving Credit Note, as the case may be.

                   (f) Late Charge. Upon failure to make any payment of interest or principal on the Notes within ten (10) days of the due date thereof, the Borrower agrees to pay to Bank, upon demand by Bank, a late charge equal to five percent (5%) of the amount of any such overdue amount of principal or interest. The assessment and/or collection of late charges shall in no way impair the right of Bank to pursue any other remedies hereunder.

         2.4      Prepayment.

                   (a) Prime Rate Loans. Borrower shall have the right to prepay at any time without premium all or any portion of the Prime Rate Loans, together with interest on the principal so prepaid to the date of such prepayment. In the case of the Term Loan Note, any partial prepayment shall be applied upon installments of principal in inverse order of maturity. Borrower shall give to the Bank not less than two (2) Business Day's prior notice of each prepayment, specifying the aggregate amount to be repaid. Any permitted partial repayment of principal shall be in the amount of $100,000 or a whole multiple thereof.

                   (b) LIBOR Rate Loans. The Borrower shall have the right to prepay without premium all or any portion of the LIBOR Rate Loans on the expiration day of the applicable LIBOR Rate Period. If any LIBOR Rate Loan is prepaid at any other time, the Borrower shall, upon not less than ten (10) days prior written notice, pay to Bank an amount equal to (i) the interest which would have otherwise been payable on the amount prepaid during the remaining term of the LIBOR Rate Period, less (ii) interest on the amount prepaid for such term computed at an interest rate equal to the yield-to-maturity which could be obtained on United States Treasury Obligations, purchased in the market at the time of prepayment, having a remaining term and coupon rate comparable to the remaining term of the LIBOR Rate Period, and comparable to the applicable interest rate, as determined by Bank in good faith, and certified to the Borrower, such certificate to be conclusive, absent manifest error. Any permitted partial prepayment of principal shall be in the amount of $100,000.00 or a whole multiple thereof.

         2.5 Special Provisions Governing LIBOR Rate Loans - Increased costs.

                   (a) In the event that on any LIBOR Interest Determination Date, Bank shall have determined (which determination shall be final, conclusive and binding) that:

                        (1) by reason of conditions in the London interbank market or of conditions affecting the position of Bank in such market occurring after the date hereof, adequate fair means do not exist for establishing LIBOR, or

                        (2) by reason of (i) any applicable law or governmental rule, regulation, guideline or order (or any written interpretation thereof and including any new law or governmental rule, regulation, guideline or order but excluding any of the foregoing relating to taxes referred to in Section 2.7 of this Agreement) or (ii) other circumstances affecting Bank or the London interbank market or the position of Bank in such market (such as, but not limited to, official reserve requirements), LIBOR does not represent the effective pricing to Bank for U.S. dollar deposits of comparable amounts for the relevant period due to such increased costs then, Bank shall give a notice by telephone, confirmed in writing, to the Borrower of such determination.

                  (b) Thereafter, the Borrower shall pay to Bank upon written request therefor, such additional amount as Bank in its sole discretion, shall reasonably determine to be required to compensate Bank for such increased costs. A certificate as to such additional amounts submitted to the Borrower by Bank shall set forth in reasonable detail the calculation of such amounts and absent manifest error, be final, conclusive and binding upon all parties hereto.

                        (c) In lieu of paying such additional amounts as required by this Section, the Borrower may exercise the following options:

                        (1) If such determination relates only to a conversion to a LIBOR Rate Loan then being requested by the Borrower pursuant to the terms hereof, the Borrower may, on such LIBOR Interest Determination Date by giving notice by telephone to Bank withdraw such request.

                        (2) The Borrower may, by giving notice by telephone to Bank require Bank to convert the LIBOR Rate Loan then being requested to a Prime Rate Loan or to convert its outstanding LIBOR Rate Loan that is so affected into a Prime Rate Loan at the end of the then current LIBOR Rate Period.

         2.6      Required Termination and Repayment of LIBOR Rate Loans.

                   (a) In the event Bank shall have reasonably determined, at any time (which determination shall be final, conclusive and binding), that the making or continuation of any or all of LIBOR Rate Loans by Bank:

                        (1) has become unlawful by compliance by Bank in good faith with any applicable law, governmental rule, regulation, guideline or order, or

                        (2) would cause Bank severe hardship as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the London interbank market (such as, but not limited to disruptions resulting from political or economic events);

                             then, and in either such event,  Bank shall on such
date (and in any event as soon as possible after making such determination) give telephonic notice to the Borrower, confirmed in writing, of such determination, identifying which of the LIBOR Rate Loans are so affected.

                   (b) The Borrower shall, upon the termination of the then current LIBOR Rate Period applicable to each LIBOR Rate Loan so affected or, if earlier, when required by law, repay each such affected LIBOR Rate Loan, together with all interest accrued thereon.

                   (c) In lieu of the repayment required by Section 2.6(b), the Borrower may exercise the following options:

                        (1) If the determination by Bank relates only to a LIBOR Rate Loan then being converted by the Borrower pursuant to the terms hereof, the Borrower may, on such date by giving notice by telephone to Bank, withdraw such request for conversion.

                        (2) The Borrower may, by giving notice in writing or by telephone to Bank, require Bank to convert the LIBOR Rate Loan then being converted to a Prime Rate Loan or to convert any outstanding LIBOR Rate Loan or LIBOR Rate Loans that are so affected into a Prime Rate Loan at the end of the then current LIBOR Rate Period (or at such earlier time as repayment is otherwise required to be made pursuant to Section 2.6(b)). Such notice shall pertain only to the LIBOR Rate Loan or LIBOR Rate Loans outstanding or to be outstanding during each such affected LIBOR Interest Rate.

         2.7 Taxes. If any taxes (other than taxes with respect to the income of Bank), or duties of any kind shall be payable, or ruled to be payable, by or to any taxing authority of or in the United States, or any foreign country, or any political subdivision of any thereof, in respect of any of the transactions contemplated by this Agreement (including, but not limited to, execution, delivery, performance, enforcement, or payment of principal or interest of or under the Revolving Credit Note, the Term Loan Note or this Agreement, or the making of a LIBOR Rate Loan), by reason of any now existing or hereafter enacted statute, rule, regulation or other determination (excluding any taxes imposed on or measured by the net income of Bank), the Borrower will:

                  (a) pay on written request therefor all such taxes or duties, including interest and penalty, if any,

                  (b) promptly furnish Bank with evidence of any such payment, and

                  (c) indemnify and hold Bank and any holder or holders of the Revolving Credit Note and the Term Loan Note harmless and indemnified against any liability or liabilities with respect to or in connection with any such taxes or the payment thereof or resulting from any delay or omission to pay such taxes.

         2.8      Fees.  The Borrower shall pay the following fees to the Bank:

                   (a) Unused Revolving Credit Fee. The Borrower agrees to pay to the Bank a fee ("Unused Revolving Credit Fee") on the average daily unused portion of the Commitment from the date of this Agreement until the Revolving Credit Termination Date at the rate of three eighths of one percent (3/8%) per annum calculated on the basis of a year of 360 days, payable, in arrears, on the first day of each quarter during the term of the Commitment, commencing on the date of this Agreement and ending on the Revolving Credit Termination Date.

                   (b) Commitment Fee. The Borrower agrees to pay to the Bank, by no later than the date of this Agreement, a commitment fee of (i) forty thousand dollars ($40,000.00) with respect to the Revolving Credit Loan and (ii) sixty thousand dollars ($60,000) with respect to the Term Loan, for a total fee of one hundred thousand dollars ($100,000). The Bank acknowledges receipt of a partial payment in the amount of twenty five thousand dollars ($25,000), leaving a balance due from the Borrower to the Bank of seventy five thousand dollars ($75,000).

         2.9 Method of Payment. The Borrower shall make each payment under this Agreement, the Revolving Credit Note, and the Term Loan Note not later than 11:00 a.m. Eastern Time on the date when due in lawful money of the United States to the Bank at its Principal Office in immediately available funds. The Borrower hereby authorizes the Bank to charge from time to time against the operating account of the Borrower with the Bank the amount of any such payment. Whenever any payment to be made under this Agreement or under the Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest.

         2.10 Use of Proceeds. The Borrower represents to and covenants with the Bank that all proceeds of the Revolving Credit Loan and the Term Loan will be used to (i) finance the Acquisitions, (ii) repay in full the Preexisting Loans, and (iii) fund general working capital purposes.


                    SECTION 3 REPRESENTATIONS AND WARRANTIES

         3.1      Financial Condition.

                  (a)  The Borrower has heretofore delivered to the Bank [    ].

                  (b) All financial statements and other financial data which have been or shall hereafter be furnished to the Bank for the purposes of or in connection with this Agreement or any transaction contemplated hereby do and will present fairly the financial condition of the Borrower, as the case may be, as of the dates thereof and the results of its operations for the period(s) covered thereby. All projections which have been or shall hereafter be furnished to the Bank for the purposes of or in connection with this Agreement or any transaction contemplated hereby have been, and will represent, management's best estimate of future performance of the Borrower, based upon historical financial information and reasonable assumptions of management.

         3.2 No Change. There have been no material adverse changes in the business, operations, property or financial or other condition of the Borrower since _______________ , 1996.

         3.3 Corporate Existence; Compliance with Law. The Borrower (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power, authority and legal right to own or lease and operate its property and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where the failure so to qualify and remain in good standing could materially and adversely affect the ability of the Borrower to own or lease and operate its property or to conduct the business in which it is currently engaged or will be engaged upon closing of the Acquisitions, and (d) is in compliance with all Requirements of Law. The Borrower has no equity or ownership interest in any Person.

         3.4 Corporate Power; Authorization; Enforceable Obligations. The Borrower has the corporate power, authority and legal right to make, deliver and perform this Agreement, the Revolving Credit Note, the Term Loan Note, and each of the Collateral Documents, to borrow hereunder and has taken all necessary corporate and shareholder action to authorize the borrowings on the terms and conditions of this Agreement, the Revolving Credit Note, and the Term Loan Note. No consent of any other Person and no authorization of, notice to, or other act by or in respect of any Governmental Authority, is required in connection with the borrowings hereunder, except for filings or recordings in public offices necessary in connection with the Collateral Documents. This Agreement, the Revolving Credit Note, the Term Loan Note and each of the Collateral Documents have been duly executed and delivered on behalf of the Borrower and this Agreement, the Revolving Credit Note, the Term Loan Note, and each of the
Collateral Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

         3.5 No Legal Bar. The execution, delivery and performance of this Agreement, the Revolving Credit Note, the Term Loan Note, the Collateral
Documents, the borrowings hereunder and the use of the proceeds thereof, will not violate any Requirement of Law or any Contractual Obligation of the Borrower and will not result in, or require, the creation or imposition of any Lien on any of its respective properties or revenues pursuant to any Requirement of Law or Contractual Obligation.

         3.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its properties or revenues (a) with respect to this Agreement, the Revolving Credit Note, the Term Loan Note, the Collateral Documents or any of the
transactions contemplated hereby or thereby or (b) which, if adversely determined, could have a material adverse effect on the business, operations, property or financial or other condition of the Borrower.

         3.7 No Default. The Borrower is not in default under or with regard to any Contractual Obligation in any respect which could be materially adverse to the business, operations, property or financial or other condition of the Borrower, or which could materially adversely affect the ability of the Borrower to perform its obligations under this Agreement, the Revolving Credit Note, the Term Loan Note, or any of the Collateral Documents. No Default or Event of Default has occurred.

         3.8 Ownership of Property; Liens. The Borrower has good record and marketable or insurable title in fee simple to or valid leasehold interests in, all its real property, and good title to all its other property, and none of such property is subject to any Lien, except as set forth on Schedule 3.8.

         3.9 No Burdensome Restrictions. To the best of the Borrower's knowledge, no Contractual Obligation of the Borrower and no Requirement of Law materially adversely affects, or insofar as the Borrower may reasonably foresee may so affect, the business, operations, property or financial or other condition of the Borrower.

         3.10 Taxes. The Borrower has filed or caused to be filed all tax returns required to be filed, and has paid all taxes shown to be due and payable on said returns or on any assessments made against it and all other taxes, fees or other charges imposed on it by any Governmental Authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower); and no tax liens have been filed and no assessments are being asserted with respect to any such taxes, fees or other charges.

         3.11 Federal Regulations. The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of extending credit for the purpose of 'purchasing" or "carrying" (as each such term-is defined in Regulation U) any Margin Stock. No part of the proceeds of the Revolving Credit Loan or the Term Loan hereunder will be used for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of the Board of Governors of the Federal Reserve System or of the Investment Company Act of 1940, as amended.

          3.12 Investment Company Act. The Borrower is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         3.13     Environmental Matters.

                  (a) The Borrower has duly complied with, and its business, operations, assets, equipment, property, leaseholds, or other facilities are in compliance with, the provisions of all federal, state and local environmental, health and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder.

                  (b) The Borrower has been issued and will maintain all required federal, state and local permits, licenses, certificates and approvals relating to (i) air emissions, (ii) discharges to surface water or groundwater,
(iii) noise emissions, (iv) solid or liquid waste disposal, (v) the use, generation, storage, transportation, or disposal of toxic or hazardous substances or wastes (intended hereby and hereafter to include any and all such materials listed in any federal, state, or local law, code or ordinance, and all rules and regulations promulgated thereunder, as hazardous or potentially hazardous), or (vi) other environmental, health, or safety matters.

                  (c) The Borrower has not received any notice of, and does not know of or suspect, facts which might constitute any violations of any federal, state or local environmental, health or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder with respect to its business, operations, assets, equipment, property, leaseholds or other facilities.

                  (d) Except in accordance with a valid governmental permit, license, certificate, or approval issued to the Borrower, there has been no emission, spill, release, or discharge into or upon (i) the air, (ii) soils or any improvements located thereon, (iii) surface water or groundwater, or (iv) the sewer, septic system or waste treatment, storage or disposal system servicing the premises, of any toxic or hazardous substances or wastes at or from any premises owned or occupied by the Borrower.

                  (e) There is no complaint, order, directive, claim, citation, or notice by any governmental authority or any person or entity pending with respect to (i) air emissions, (ii) spills, releases, or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing the premises,
(iii) noise emissions, (iv) solid or liquid waste disposal, (v) the use, generation, storage, transportation, or disposal of toxic or hazardous substances or waste, or (vi) other environmental, health or safety matters affecting the Borrower or its business, operations, assets, equipment, property, leaseholds, or other facilities.

         3.14 ERISA. The Borrower is in compliance with all applicable provisions of ERISA. The Borrower has not (a) incurred any accumulated funding deficiency within the meaning of ERISA, (b) incurred any material unfunded vested liability under any Plan, (c) incurred any material liability to the PBGC in connection with any Plan, or (d) engaged in a prohibited transaction within the meaning of ERISA. No Reportable Event has occurred with respect to any Plan.

         3.15 Acquisition Agreements. The Borrower has heretofore furnished to the Bank true, complete and correct copies of the Acquisition Agreements, as amended, including all schedules and exhibits thereto.

          3.16 Acquisitions. As of the date of this Agreement, the Borrower has consummated the Acquisitions in accordance with the terms of the Acquisition Agreements.

          3.17 Collateral Locations. All of the Borrower's assets are located only at the locations set forth in Schedule 3.17 of this Agreement.

         3.18 Licenses and Permits. Each license, permit, consent, certificate, certification, registration, declaration, approval, Medicare and Medicaid participation agreements, and filing with any governmental body or authority, or other person or entity required for or in connection with the Borrower's business (collectively "Licenses"), is in full force and effect. The Borrower has complied with, and its business, operations, assets, equipment, property, leaseholds or other facilities are in compliance with all federal, state, and local laws, codes and regulations relating to the maintenance of such Licenses.

         3.19     Initial  Public  Offering.  On or  before  the  date  of  this
Agreement, the Borrower has consummated its Initial Public Offering in accordance with the terms of its Registration Statement on Form SB-2 as filed with the Securities and Exchange Commission on October 24, 1996, together with all amendments and exhibits thereto, (the "Registration Statement").

          3.20 Registration Statement. The Borrower has heretofore furnished to the Bank a true, complete and correct copy of the Registration Statement.

         3.21 Subsidiaries. As of the date of this Agreement, the Borrower has no Subsidiaries.

         3.22 Preexisting Indebtedness. As of the date of this Agreement, the Borrower has no Indebtedness other than the Preexisting Loans.


                         SECTION 4 CONDITIONS PRECEDENT

         4.1 Conditions to Extension of Credit. The obligation of the Bank to extend the Credit is subject to the satisfaction prior to or concurrently therewith of the following conditions precedent:

                   (a) Notes. The Bank shall have received the Revolving Credit Note and Term Loan Note conforming to the requirements hereof and executed by an Authorized Officer.

                   (b) Opinions. The Bank shall have received the opinion of legal counsel to the Borrower, dated the date of this Agreement and addressed to the Bank, in form and substance satisfactory to the Bank. Such opinion shall address, without limitation, such matters incident to the transactions contemplated by this Agreement, the Revolving Credit Note, the Term Loan Note, the Collateral Documents, the Acquisition Agreements, and the Initial Public Offering as the Bank shall reasonably require.

                   (c) Security Agreement. The Borrower shall have executed and delivered to the Bank the General Security Agreement ("Security Agreement") in the form of Exhibit C granting to the Bank a security interest (the "Security Interest") in all of its equipment, inventory, accounts, chattel paper, general intangibles, documents, and instruments, whether now owned or hereafter acquired, including, without limitation, pursuant to the Acquisition Agreements, wherever located, and any and all products and proceeds thereof, and shall secure the payment of any and all indebtedness and liabilities, whether now existing or hereafter incurred, of the Borrower to the Bank; and the Bank shall have received appropriate financing statements to perfect the Security Interest, which Security Interest shall be superior in priority to all other Liens.

                   (d) Environmental. The Borrower shall have executed and delivered to the Bank an environmental indemnification agreement ("Environmental Indemnification Agreement") in the form of Exhibit D.

                   (e) Mezzanine Loan. The Borrower shall have executed and delivered to the Bank the Mezzanine Loan Agreements and the Borrower shall have taken all other action deemed necessary and appropriate by the Bank to perfect its rights under the Mezzanine Loan Agreements.

                   (f) Corporate Documents. The Bank shall have received a copy (in form and substance satisfactory to the Bank) certified by the Secretary or an Assistant Secretary of the Borrower of the resolutions of the Board of Directors authorizing all borrowings herein provided for and the execution, delivery and performance of this Agreement, the Revolving Credit Note, the Term Loan Note, the Acquisition Agreements, the Initial Public Offering and the Collateral Documents.

                   (g) Certificate of Incumbency. The Bank shall have received a certificate (in form and substance satisfactory to the Bank) of the Secretary or an Assistant Secretary of the Borrower as to the incumbency and signature of the Officers of the Borrower ("Authorized Officers') authorized to sign, this Agreement, the Term Loan Note, and the Collateral Documents and any certificate or other document to be delivered pursuant to or in connection with this Agreement.

                   (h) Termination of Security Interests. All holders of existing security interests in assets of the Borrower, including, without limitation, all assets acquired by the Borrower from the Sellers pursuant to the Acquisition Agreements, shall have executed and delivered to the Bank WCC-3 Termination Statements in form and content acceptable to the Bank or shall have otherwise taken action required by the Bank, to terminate such security interests.

                   (i) Payment of Facility Fee. The Bank shall have received payment in full of the Facilities Fee.

                   (j) Appraisals. The Bank shall have received appraisals of all equipment and inventory of the Sellers to be acquired by the Borrower pursuant to the Acquisition Agreements, prepared by an independent appraiser acceptable to the Bank, which appraisals shall indicate a fair market value (in the case of the equipment) and a liquidation value (in the case of inventory) in an amount acceptable to the Bank. The Bank also shall have received a schedule of the equipment, real estate, and leases acquired from the Sellers by the Borrower which corresponds to the equipment appraisal.


                  (k) Financial Statements. The Bank shall have received and approved a pro forma balance sheet of the Borrower, prepared by the Independent Certified Public Accountant, which reflects (i) payment in full of the Preexisting Loans, (ii) cash proceeds from the Initial Public Offering, (iii) the assets and liabilities of the Borrower after closing of the Acquisitions pursuant to the Acquisition Agreements, (iv) compliance with each applicable financial covenant contained in this Agreement and (v) a financial condition acceptable to the Bank, in its sole discretion.

                  (l) Acquisition Agreements. The Acquisition Agreements shall be in form and substance satisfactory to the Bank, and the Borrower shall have acquired the assets of the Sellers in accordance with the terms of each of the Acquisition Agreements (with only those amendments, modifications or waivers thereof which are acceptable to the Bank) immediately prior to the making of the initial Loans hereunder.

                  (m) Initial Public Offering. The Bank shall have received evidence satisfactory to the Bank of cash equity injection into the Borrower in an amount of not less than eleven million dollars ($11,000,000) resulting from its Initial Public Offering, said equity injection to be evidenced by in form and content acceptable to the Bank.

                  (n) Payment of Preexisting Loans. The Bank shall have received evidence satisfactory to the Bank of the payment in full of the Preexisting Loans.

                  (o) Certificate of Insurance. The Bank shall have received certificates of insurance, in form and content acceptable to the Bank, evidencing the insurance required to be carried by the Borrower pursuant to Subsection 5.10 hereof with endorsements, satisfactory to the Bank, designating the Bank as loss payee and further designating that each such insurance policy contains a notice of cancellation provision satisfactory to the Bank.

                  (p) Assignment of Life Insurance. The Borrower shall have executed and delivered to the Bank a first lien perfected assignment of $____________ of an acceptable life insurance policy on the life of Thomas H. White (the Life Insurance Policy") and shall have delivered the original Life Insurance Policy to the Bank, both in a form and content satisfactory to the Bank.

                  (q) All other documents and legal matters in connection with the transactions contemplated by this Agreement and the Collateral Documents shall be satisfactory in form and substance to the Bank. The Borrower shall have delivered such further documents to the Bank and taken such further action respecting this Agreement as the Bank shall reasonably request.

         4.2 Conditions to Subsequent Extension of Credit. The obligation of the Bank to make each Revolving Credit Loan is subject to the satisfaction prior to or concurrently therewith of the following conditions precedent:

                  (a) The representations and warranties made by the Borrower herein shall be true and correct on and as of the Borrowing Date for each of the Revolving Credit Loans as if made on and as of such date (subject to any modifications subsequently disclosed by the Borrower in writing to the Bank) and the representations and warranties made by the Borrower which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith are true and correct on and as of the date made.

                  (b) No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Revolving Credit Loan to be made on such Borrowing Date.

                  (c) Guaranties. The Company shall have furnished to Bank the written unlimited continuing guaranties of each Subsidiary of the Borrower which may be established after the date of this Agreement, guarantying payment of any and all indebtedness of Borrower to Bank.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of each such borrowing that the conditions in this Subsection have been satisfied.


                        SECTION 5 AFFIRMATIVE COVENANTS

The Borrower hereby agrees that, so long as the Revolving Credit Loan or the Term Loan remains outstanding and unpaid or any other amount is owing to the Bank hereunder or under the Collateral Documents, the Borrower shall [and shall cause each of its Subsidiaries, to do the following]:

         5.1      Financial Statements.  Furnish or cause to be furnished to the
Bank:

                  (a) as soon as available, but in any event within ninety (90) days after the end of each Fiscal Year of the Borrower, a copy of the audited financial statements of the Borrower at and as of the end of such Fiscal Year, certified without qualification or exception by the Independent Public Accountants; and

                  (b) as soon as available, but in any event not later than forty-five (45) days after the end of each Fiscal Quarter of each Fiscal Year of the Borrower, a copy of the unaudited balance sheet of the Borrower as of the end of such Fiscal Quarter and the related unaudited statements of income and retained earnings and cash flow, setting forth in each case in comparative form the figures for the previous year.

                  All such financial statements to be true, complete and correct in all material respects and be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as approved by such accountants or officer, as the case may be, and disclosed therein and that quarterly statements shall be prepared without footnotes in accordance with GAAP).

         5.2      Certificates; Other Information.  Furnish to the Bank:

                  (a) upon the request of the Bank, concurrently with the delivery of the financial statements referred to in Subsection 5.1(a), a certificate of the Independent Public Accountants certifying such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                  (b) concurrently with the delivery of the financial statements referred to in Subsections 5.1 (a) and (b), a certificate of an Authorized Officer (i) stating that, to the best of his or her knowledge, the Borrower during such period has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement, the Revolving Credit Note, Term Loan Note and the Collateral Documents to be observed, performed or satisfied by it, and that such Authorized Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, and (ii) showing in detail the calculations supporting such statement in respect of the financial covenants contained in Subsection 7.3.

                  (c) within thirty (30) days after the end of each Fiscal Year of the Borrower, a copy of the projections by the Borrower's management of the operating budget and cash flow of the Borrower for the then current Fiscal Year, such projections to be accompanied by a certificate of an Authorized Officer to the effect that such projections have been prepared on the basis of sound financial planning practice and that such Authorized Officer on the date he or she renders such certificate has no reason to believe they are incorrect or misleading in any material respect.

         5.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before it becomes delinquent, as the case may be, all its

Indebtedness, taxes and other obligations of whatever nature, except, in the case of Indebtedness or taxes when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower.

         5.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by it, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges, Licenses, and franchises necessary or desirable in the normal conduct of its business.

         5.5 Inspection of Property; Books and Records; Discussions. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Bank to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, properties and financial and other condition of the Borrower with officers and employees of the Borrower and with the Independent Public Accountants.

         5.6 Notices. Give notice to the Bank of each of the following promptly after the Borrower knows or reasonably should know thereof:

                  (a)  of the occurrence of any Default or Event of Default;

                  (b) of any (i) default or event of default under any Contractual Obligation or Licenses of the Borrower which, if adversely determined, could have a material adverse effect on the business, operations, property or financial or other condition of the Borrower, or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower and any Person or any Governmental Authority involving a claim against the Borrower in an amount in excess of Fifty Thousand Dollars ($50,000), or, which, if adversely determined, could have a material adverse effect on the business, operations, property or financial or other condition of the Borrower;

                  (c) of the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, or (ii) the institution of proceedings or the taking or expected taking of any other action by PBGC or the Borrower to terminate or withdraw from any Plan, and in addition to such notice, deliver to the Bank whichever of the following may be applicable: (A) a certificate of the chief financial officer of the Borrower setting forth details as to such Reportable Even with respect thereto, together with a copy of any notice of such Reportable Event that may be required to be filed with PBGC, or (B)
     any notice delivered by PBGC evidencing its intent to institute such proceedings or any notice to PBGC that such Plan is to be terminated, as the case may be;

                  (d) of any proposed withdrawal by the Borrower from any Multi-employer Plan;

                  (e)  of  any  materially   adverse  change  in  the  business,
operations, property or financial or other condition of the Borrower;

                  (f) of any representation or warranty contained in this Agreement or the Collateral Documents which was or has proven to be incorrect in any material respect on or as of the date made or deemed made.

Each notice pursuant to this Subsection shall be accompanied by a statement of a Authorized Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto. For all purposes of clause (d) of this Subsection, the Borrower shall be deemed to have all knowledge or knowledge of all facts attributable to the administrator of such Plan.

         5.7 Motor Vehicle Titles. Upon request of the Bank, make available all title certificates for motor vehicles owned by the Borrower and cooperate with the Bank in recording notice of the Bank's security interest granted pursuant to the Security Agreement.

         5.8 Corporate Standing. Maintain its existence in good standing, and remain or become duly licensed or qualified and in good standing in each jurisdiction in which the conduct of its business requires such qualification or licensing.

         5.9 Discharge of Obligations. Cause to be paid and discharged all obligations when due and all lawful taxes, assessments and governmental charges or levies imposed upon the Borrower or upon any property, real, personal or mixed, belonging to the Borrower or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies, which if unpaid become a lien or charge upon the property or any part of it. Notwithstanding the previous sentence, the Borrower shall not be required to cause to be paid and discharged any obligation, tax assessment, charge, levy or claim so long as its validity is contested in the normal course of business and in good faith by appropriate and timely proceedings and the Borrower, sets aside on its books adequate reserves with respect to each tax, assessment, charge, levy or claim so contested.

         5.10 Insurance. (a) Keep all its property so insurable insured at all times with responsible insurance carriers satisfactory to Bank against fire, theft and other risks in coverage, form and amount satisfactory to Bank; (b) keep adequately insured at all times in reasonable amounts with responsible insurance carriers against liability on account of damage to persons or property and under all applicable worker's compensation laws; (c) promptly deliver to Bank certificates of insurance or any of those insurance policies required to be carried pursuant hereto, with appropriate endorsements designating Bank as its interests may appear as a named insured and loss payee as requested by Bank; and (d) cause each such insurance policy to contain a thirty (30) day notice of cancellation or material change in coverage provision satisfactory to Bank.

         5.11 Fair Labor Standards Act. Comply with the provisions of the Fair Labor Standards Act of 1938, as amended.

         5.12 Guarantees By Subsidiaries and Affiliates. If the Borrower forms a Subsidiary or Affiliate with the Bank's prior written consent in accordance with the provisions of Section 6.12, cause such Subsidiary or Affiliate to execute and deliver to the Bank, within thirty (30) days of tits organization, a Guaranty, Security Agreement, and Financial Statement in a form and content acceptable to the Bank.


                          SECTION 6 NEGATIVE COVENANTS

         The Borrower hereby agrees that, so long as the Revolving Credit Note and the Term Loan Note remains outstanding and unpaid or any other amount is owing to the Bank hereunder or under the Collateral Documents, the Borrower shall not directly or indirectly:

         6.1 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness without the prior written consent of the Bank except:

                  (a)  Indebtedness to the Bank; and

                  (b)  Indebtedness   for  Capitalized   Leases  to  the  extent
permitted under Subsection 6.9.

         6.2 Limitation on Liens. Create, incur, assume or suffer to exist, any Lien upon any of the Collateral, whether now owned or hereafter acquired, except:

                  (a) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings;

                  (c)  pledges  or  deposits  in   connection   with   workmen's
compensation, unemployment insurance and other social security legislation;

                  (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) Liens created or permitted under the terms of the Security Agreement; and

                  (f) Liens created under Capitalized Leases to the extent permitted under Subsection 6.9.

         6.3 Financial Condition. Permit, as of the last day of any Fiscal Quarter, its Debt Service Coverage Ratio measured for the four (4) preceding fiscal quarters ending on such day to be less than 1.5:1.0.

         6.4 Limitation on Contingent Obligations. Create, incur, assume or suffer to exist any Contingent Obligations, except (a) existing Contingent Obligations as set forth on Schedule 6.4 hereto and any renewal or refinancing thereof provided the aggregate monetary liability of the Borrower for any such renewed or refinanced Contingent Obligations does not exceed the applicable aggregate monetary liability for such Contingent Obligation set forth in
Schedule 6.4.

         6.5 Prohibition of Fundamental Changes. Make or permit to be made any material change in the character or conduct of its business or operations, including entering into any transaction of merger or consolidation or amalgamation, or liquidation, winding up or dissolving itself (or suffer any liquidation or dissolution), convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its business or assets or acquiring by purchase or otherwise all or substantially all the business or assets of, or stock or other evidences of beneficial ownership of, any Person, or making any material change in its present method of conducting business, except:

                  (a) Borrower may merge or consolidate with any other Person provided in each case that immediately after giving effect thereto, no Default or Event of Default shall occur and be continuing and, in the case of any such merger, the Borrower is the surviving corporation; and

                  (b) Borrower may acquire the assets or capital stock of other Persons provided the aggregate purchase price (whether payable in cash or otherwise) of all such asset and capital stock acquisitions in any Fiscal Year shall not exceed ______________ Dollars ($_____00,000), provided, however, at the time of any such acquisition no Default or Event of Default shall have occurred and be continuing, and no Default or Event of Default shall occur as the result of any such acquisition.

         6.6 Prohibition on Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of any of its assets, excluding (i) obsolete or worn out property and (ii) inventory disposed of in the ordinary course of business.

         6.7 Loans Advances and Investments. Make or commit to make, any advance, loan, extension of credit or capital contribution to, or purchase of any stock, bonds, notes, debentures or other securities of, or make any other investment in (by way of transfers of property, acquisitions of evidences of indebtedness or otherwise), any Person (all such transactions being herein called "Investments"), except:

                  [(a) trade credit extended in the ordinary course of business in an amount not to exceed $--------------;]

                  (b) advance payments or deposits against purchases made in the ordinary course of Borrower's business;

                  (c) (i) direct obligations of the United States or any agency thereof with maturities of one year or less from the date of acquisition, (ii) commercial paper of a domestic issuer rated at least "A-1" by Standard & Poor's Corporation or "P-1" by Moody's Investors Services, Inc., (iii) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition issued by the Bank or any commercial bank having capital and surplus in excess of Five Hundred Million Dollars ($500,000,000), and (iv) repurchase obligations within a term of not more than thirty (30) days for underlying securities of the types described in clauses (i), (ii) and (iii) above and entered into with any commercial bank meeting the qualifications specified in clause (iii) above;

                  (d)  existing Investments as set forth in Schedule 6.7;

         6.8 Compliance with ERISA. (a) Terminate any Plan so as to result in any material liability to PBGC, (b) engage in any "prohibited transaction" (as defined in Section 4975 of the Internal Revenue Code of 1986, as amended) involving any Plan which would result in a material liability for an excise tax or civil penalty in connection therewith, (c) incur or suffer to exist any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, involving any Plan, or (d) allow or suffer to exist any event or condition, which presents a material risk of incurring a material liability to PBGC by reason of termination of any such Plan.

         6.9 Capital Expenditures. Make or be committed to make, directly or indirectly, expenditures for fixed or capital assets (including, without limitation, under Capitalized Leases) in excess of ______________ ($____,000,000) in any Fiscal Year of the Borrower.

         6.10 Lease Obligations. Enter into any agreement, or become liable under any agreement, for the lease, hire or use of any real or personal property, except that the Borrower may enter into any lease, other than a Capitalized Lease, provided that immediately after giving effect thereto, the aggregate annual lease obligations of the Borrower would not exceed ___________.

         6.11 Dividends. Declare any dividends (other than dividends payable solely in stock of the Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement or other acquisition of any shares of any class of stock of the Borrower, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower, or purchase or otherwise acquire any shares of any class of stock of the Borrower from any person (such declarations, payments, purchases, redemptions, retirements, acquisitions or distributions being herein called "stock payments").

         6.12 Subsidiaries and Affiliates. Organize, cause to organize, or acquire or invest in, any Subsidiary or Affiliate, without the prior written consent of the Bank.

         6.13 Ownership Interests. Except with respect to the Initial Public Offering, purchase or retire any of its capital stock or issue any capital stock, or otherwise change the capital structure of the Borrower or change the relative rights, preferences or limitations relating to any of its capital stock.

         6.14 Compensation. Pay, or obligate itself to pay, directly or indirectly, any salaries, bonuses, dividends or other compensation to the individuals who are executives of the Borrower in excess of $____________ in the aggregate for all such individuals.

         6.15 Affiliate Transactions. Directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Affiliate (other than wholly owned Subsidiaries consented to by the Bank pursuant to Section 6.12), except upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefore, in a comparable arms' length transaction with a Person that is not an Affiliate.

                          SECTION 7 EVENTS OF DEFAULT

         7.1 Events of Default. The following shall be Events of Default under this Agreement:

                  (a) Nonpayment. Borrower shall fail to pay any principal of, or interest on, the Revolving Credit Note, the Term Loan Note or the Mezzanine Loan Note when due in accordance with the terms thereof; or shall fail to pay, within ten (10) days after written notice thereof from the Bank, any other amount payable hereunder in accordance with the terms hereof; or

                  (b) Representations. Any representation or warranty made or deemed made by the Borrower herein, in the Collateral Documents, or in the Mezzanine Loan Agreements, or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or the Collateral Documents shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  (c) Negative Covenants. The Borrower shall default in the observance or performance of any covenant or agreement contained in Section 6 of this Agreement; or

                  (d) Other Covenants. The Borrower shall default in the observance or performance of any covenant or agreement contained in this Agreement, the Collateral Documents or the Mezzanine Loan Agreements (and not constituting an Event of Default under any of the other provisions of this
Section 7) and shall fail to fully cure such default within fifteen (15) days after written notice thereof from the Bank; or

                  (e) Other Indebtedness. The Borrower shall (i) default in the payment of principal of or interest on any Indebtedness in excess of ________ Dollars ($____00,000) (other than the Term Loan Note) or on any Contingent Obligations relating to such Indebtedness in excess of _______ Thousand Dollars ($____0,000) (such Indebtedness and Contingent Obligations being herein called the "Obligations") beyond the period of grace, if any, provided in the instrument or agreement under which the Obligations were created; or (ii) default in the observance or performance of any other agreement contained in any such Obligation, or in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur, the effect of which default or other event is to cause, or permit the holder or holders of such Obligation (or a trustee or agent on behalf of such holder or holders) to cause, such Obligation to become due prior to its stated maturity; provided, however, such default described in clause (i) or (ii) above shall not constitute an Event of Default so long as the Borrower, in good faith, is contesting the collection or enforcement of such Obligations by appropriate legal proceedings diligently pursued; or

                  (f) Insolvency Proceedings. (i) The Borrower or any Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower shall make a general assignment for the benefit of its creditors; or
(ii) there shall be commenced against the Borrower or any Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) Pension Default. (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or institution of proceedings is, in the reasonable opinion of the Bank, likely to result in the termination of such Plan for purposes of Title IV of ERISA, and, in the case of a Reportable Event, the continuance of such Reportable Event unremedied for ten days after notice of such Reportable Event pursuant to
Section 4043(a), (c) or (d) of ERISA is given or the continuance of such proceedings for ten days after commencement thereof, as the case may be, (iv) any Plan shall terminate for purposes of Title IV of ERISA, or (v) any other event or condition shall occur or exist; and in each case in clauses (i) through
(v) above, such event or condition, together with all other such events or conditions, if any, could subject the Borrower to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of the Borrower; or

                  (h) Judgments. One or more judgments or decrees shall be entered against the Borrower involving in the aggregate a liability (not paid or fully covered by insurance) of two hundred and fifty thousand dollars ($250,000) or more and all such judgments or decrees shall not have been vacated, discharged, or stayed pending appeal within sixty (60) days from the entry thereof; or

                  (i) Life Insurance. The Borrower fails to maintain in effect at all times the Life Insurance Policy. The Borrower agrees that upon the death of Thomas H. White, the Bank may apply the proceeds of the Life Insurance Policy to the Loans as a mandatory prepayment, such application to be in a manner determined in the Bank's sole discretion, and any application to the Revolving Credit shall be a permanent reduction thereto.

                  (j) Collateral Documents. Any of the Collateral Documents shall cease to be in full force and effect at any time.

         7.2 Effect of Event of Default. Upon the occurrence of any Event of Default specified in Subsection 7.1, all amounts owing under or evidenced by this Agreement, the Revolving Credit Note, the Term Loan Note and the Collateral Documents shall immediately become due and payable. Upon the occurrence and during the continuance of any other Event of Default, the Bank may, by notice of default to the Borrower, declare all amounts owing under or evidenced by this Agreement, the Revolving Credit Note, the Term Loan Note and the Collateral Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Any acceleration of payment pursuant to this Subsection
8.2 shall be without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Revolving Credit Note or the Term Loan Note to the contrary notwithstanding.

                            SECTION 8 MISCELLANEOUS

         8.1 Increased Costs/Capital Adequacy. In the event that at any time or from time to time any Requirement of Law, or any interpretation or application thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) from any central bank or monetary authority or other governmental authority:

                  (a) does or shall subject the Bank to any tax of any kind whatsoever, or change in the amount thereof, with respect to this Agreement, the Revolving Credit Note, the Term Loan Note, the Mezzanine Loan Note, or change the basis of taxation of payments to the Bank of principal, interest or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of the Bank); or

                  (b) does or shall impose, modify or hold applicable or change any reserve (including, without limitation, basic, supplemental, marginal and emergency reserves), special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds or capital adequacy or maintenance requirement by the Bank; or

                  (c) does or shall impose on the Bank any other condition or change;

and the result of any of the foregoing is to increase the cost to the Bank of making or maintaining any of the Loans or to reduce any amount receivable thereunder then, in any such case, the Borrower shall promptly pay the Bank, upon its demand, such additional amount which will compensate the Bank for such additional cost or reduced amount receivable. A certificate showing in reasonable detail any additional amounts determined by the Bank to be payable pursuant to this Subsection shall be submitted by the Bank to the Borrower and, absent manifest error, shall be conclusive and binding on the Borrower.

         8.2 Amendments, Waivers and Consents. No amendment or waiver of any provision of this Agreement, the Revolving Credit Note, the Term Loan Note or the Collateral Documents, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         8.3 Notices. All notices, requests and demands required to be given hereunder or under the Collateral Documents to or upon the respective parties hereto or to the Collateral Documents to be effective shall, unless otherwise expressly provided herein, be in writing or by telegraph and shall be deemed to have been duly given or made, unless otherwise expressly provided herein, two (2) days after deposited in the mail (certified or registered mail return receipt requested, the failure to receive such return receipt having no effect) or, in the case of telegraphic notice, when delivered to the telegraph company, addressed as follows or to such address or other address as may be hereafter designated in writing by the respective parties hereto and any future holder of the Term Loan Note:


           The Borrower:                Life Critical Care Corporation
                                        37885 Green Street
                                        New Baltimore, Michigan 48047
                                        Attn: President


           The Bank:                    Manufacturers and Traders Trust
                                        Company
                                        One Fountain Plaza
                                        Buffalo, New York 14203
                                        Attn: Shelley C. Drake,
                                              Vice President

         8.4 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Bank, any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

         8.5 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement, the Revolving Credit Note, and the Term Loan Note.

         8.6      Payment of Expenses and Taxes; Indemnity.  The Borrower agrees
(a) to pay or reimburse the Bank on demand for all its out of-pocket costs and expenses incurred in connection with the preparation and execution of, and any amendment, waiver, consent, supplement or modification to, this Agreement, the Revolving Credit Note, the Term Loan Note, the Collateral Documents and any other documents prepared in connection herewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of legal counsel to the Bank, (b) to pay or reimburse the Bank on demand for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Revolving Credit Note, the Term Loan Note, the Collateral Documents and any such other documents, including, without limitation, fees and disbursements of legal counsel to the Bank, (c) without limitation of the provision of clause (a) of this subsection, to pay, indemnify, and to hold the Bank harmless from, any and all recording and filing fees, intangibles taxes, UCC and other title or lien searches, stamp and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Revolving Credit Note, the Term Loan Note, the Collateral Documents and any such other documents, and (d) to pay, indemnify, and hold the Bank harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, counsel fees and disbursements in connection with any litigation, investigation, hearing or other proceeding) with respect or in any way related to the existence, execution, delivery, enforcement, performance of this Agreement, the Revolving Credit Note, the Term Loan Note and the Collateral Documents (all of the foregoing, collectively, the "Indemnified Liabilities"), provided, that the Borrower shall not have any obligation hereunder with respect to

Indemnified Liabilities arising directly from the gross negligence or willful misconduct of the Bank.

         8.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Bank and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of the Bank.

         8.8 Counterparts. This Agreement may be executed by one or more the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         8.9 Governing Law. This Agreement, the Revolving Credit Note, and the Term Loan Note and the rights and obligations of the parties under this Agreement, the Revolving Credit Note, and the Term Loan Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York without regard to principles of conflicts of laws.

         8.10 Inconsistent Provisions. The terms of this Agreement, the Revolving Credit Note, the Term Loan Note and the Collateral Documents shall be cumulative except to the extent they are specifically inconsistent with each other, in which case the terms of this Agreement shall prevail.

         8.11 Further Assurances. The Borrower hereby agrees that it will, from time to time at its own expense, promptly execute and deliver all further instruments, and take all further action, that may be necessary or appropriate or that the Bank may reasonably request, in order to enable the Bank to exercise and enforce their rights under this Agreement, the Revolving Credit Note, the Term Loan Note and the Collateral Documents and otherwise to carry out the intent of this Agreement and the Collateral Documents.

         8.12 Waiver of Jury Trial. THE BANK AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, THE REVOLVING CREDIT NOTE, THE TERM LOAN NOTE OR ANY COLLATERAL DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE BANK OR THE BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK TO ENTER INTO THIS AGREEMENT.

         8.13 Consent to Jurisdiction. THE BORROWER AND BANK AGREE THAT ANY ACTION OR PROCEEDING TO ENFORCE OR ARISING OUT OF

THIS AGREEMENT, THE REVOLVING CREDIT NOTE, OR THE TERM LOAN NOTE MAY BE COMMENCED IN THE SUPREME COURT OF NEW YORK IN ERIE COUNTY, OR IN THE DISTRICT COURT OF THE UNITED STATES IN THE WESTERN DISTRICT OF NEW YORK, AND THE BORROWER AND BANK WAIVE PERSONAL SERVICE OF PROCESS AND AGREE THAT A SUMMONS AND COMPLAIN COMMENCING AN ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE PROPERLY SERVED AND SHALL CONFER PERSONAL JURISDICTION IF SERVED BY REGISTERED OR CERTIFIED MAIL TO THE BORROWER OR BANK, OR AS OTHERWISE PROVIDED BY THE LAWS OF THE SATE OF NEW YORK OR THE UNITED STATES.

         8.14 Headings. Headings to the sections of this Agreement are solely for the convenience of the parties and are not an aid in the interpretation of this Agreement or any part hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                   LIFE CRITICAL CARE CORPORATION


                                   By:_____________________________________
                                   Name:
                                   Title:

                                   MANUFACTURERS AND TRADERS
                                   TRUST COMPANY


                                   By: ______________________________________
                                   Name:
                                   Title: